UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2011
AMB PROPERTY CORPORATION
AMB PROPERTY, L.P.
(Exact Name of Registrant as Specified in its Charter)

Maryland (AMB Property Corporation) Delaware (AMB Property, L.P.)	001-13545 (AMB Property Corporation) 001-14245 (AMB Property, L.P.)	94-3281941 (AMB Property Corporation) 94-3285362 (AMB Property, L.P.)

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Pier 1, Bay 1, San Francisco, California 94111
(Address of Principal Executive Offices, including Zip Code)
(415) 394-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On January 30, 2011, AMB Property Corporation, a Maryland corporation (“AMB”), and AMB Property, L.P., a Delaware limited partnership (“AMB LP”), ProLogis, a Maryland real estate investment trust, New Pumpkin Inc., a Maryland corporation and a wholly owned subsidiary of ProLogis (“New Pumpkin”), Upper Pumpkin LLC, a Delaware limited liability company and a wholly owned subsidiary of New Pumpkin (“Upper Pumpkin”), and Pumpkin LLC, a Delaware limited liability company and a wholly owned subsidiary of Upper Pumpkin, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Pumpkin LLC will be merged with and into ProLogis (the “ProLogis Merger”), with ProLogis continuing as the surviving entity and as a wholly owned subsidiary of Upper Pumpkin; (ii) thereafter, New Pumpkin will be merged with and into AMB (the “Topco Merger” and, together with the ProLogis Merger, the “Mergers”), with AMB continuing as the surviving corporation (the “Surviving Corporation”) with its corporate name changed to “ProLogis Inc.”; and (iii) thereafter, the Surviving Corporation will contribute all of the outstanding equity interests of Upper Pumpkin to AMB LP in exchange for the issuance by AMB LP of partnership interests in AMB LP to the Surviving Corporation.
Pursuant to the ProLogis Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each outstanding common share of beneficial interest of ProLogis (“ProLogis Common Share”) will be converted into one newly issued share of common stock of New Pumpkin (“New Pumpkin Common Stock”), and (ii) in a share exchange effected by the ProLogis Merger, each outstanding Series C Cumulative Redeemable Preferred Share of Beneficial Interest of ProLogis, Series F Cumulative Redeemable Preferred Share of Beneficial Interest of ProLogis and Series G Cumulative Redeemable Preferred Share of Beneficial Interest of ProLogis will be exchanged for one newly issued share of Series C Cumulative Redeemable Preferred Stock of New Pumpkin (“New Pumpkin Series C Preferred Stock”), Series F Cumulative Redeemable Preferred Stock of New Pumpkin (“New Pumpkin Series F Preferred Stock”) and Series G Cumulative Redeemable Preferred Stock of New Pumpkin (“New Pumpkin Series G Preferred Stock”), respectively.
Pursuant to the Topco Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each outstanding share of New Pumpkin Common Stock will be converted into 0.4464 (the “Exchange Ratio”) of a newly issued share of common stock of AMB (“AMB Common Stock”), and (ii) each outstanding share of New Pumpkin Series C Preferred Stock, New Pumpkin Series F Preferred Stock and New Pumpkin Series G Preferred Stock will be converted into one newly issued share of Series Q Cumulative Redeemable Preferred Stock of AMB, Series R Cumulative Redeemable Preferred Stock of AMB (“AMB Series R Preferred Stock”) and Series S Cumulative Redeemable Preferred Stock of AMB (“AMB Series S Preferred Stock”), respectively. Cash will be issued in lieu of any fractional shares. Each share of AMB Common Stock and AMB preferred stock will remain outstanding following the effective time of the Topco Merger as shares of the Surviving Corporation.
As a result of the Mergers, each outstanding share option to purchase ProLogis Common Shares (other than options under ProLogis’ Employee Stock Purchase Plan), share unit award with respect to ProLogis Common Shares, dividend equivalent unit with respect to ProLogis Common Shares and performance share award denominated in ProLogis Common Shares will generally be converted into stock options, stock unit awards, dividend equivalent units and performance stock awards with respect to AMB Common Stock, after giving effect to the Exchange Ratio, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement. Equity awards of AMB will remain outstanding following the effective time of the Topco Merger as equity awards of the Surviving Corporation.
As a result of the Mergers, each right of a limited partner in each of ProLogis Fraser, L.P. and ProLogis Limited Partnership I (each, a “ProLogis Partnership”) to redeem or exchange such limited partner’s partnership interests in such ProLogis Partnership for ProLogis Common Shares (or cash equivalents thereof) will be converted into the right to redeem or exchange such partnership interests for AMB Common Stock (or cash equivalents thereof), upon the terms and subject to the conditions set forth in the Merger Agreement. Each right of a holder of ProLogis’ convertible notes to convert such convertible notes into ProLogis Common Shares will be converted into the right to convert such convertible notes into AMB Common Shares, upon the terms and subject to the conditions set forth in the Merger Agreement.

The Merger Agreement provides that, upon the consummation of the Mergers, the Board of Directors of the Surviving Corporation will consist of 11 members, as follows: (i) Mr. Hamid R. Moghadam, the current Chief Executive Officer of AMB, (ii) Mr. Walter C. Rakowich, the current Chief Executive Officer of ProLogis, (iii) four individuals to be selected by the current members of the Board of Directors of AMB, and (iv) five individuals to be selected by the current members of the Board of Trustees of ProLogis. In addition, upon the consummation of the Mergers, (a) Mr. Moghadam and Mr. Rakowich will become co-Chief Executive Officers of the Surviving Corporation, (b) Mr. William E. Sullivan, the current Chief Financial Officer of ProLogis, will become the Chief Financial Officer of the Surviving Corporation, (c) Mr. Irving F. Lyons, III, a current member of the Board of Trustees of ProLogis, will become the lead independent director of the Surviving Corporation, (d) Mr. Moghadam will become the non-executive Chairman of the Board of Directors of the Surviving Corporation and (e) Mr. Rakowich will become the chairman of the Executive Committee of the Board of Directors of the Surviving Corporation.
The Merger Agreement also provides that, on December 31, 2012, (i) unless earlier terminated in accordance with the Bylaws of the Surviving Corporation, the employment of Mr. Rakowich as co-Chief Executive Officer will terminate and Mr. Rakowich will thereupon retire as co-Chief Executive Officer and as a director of the Surviving Corporation, and Mr. Moghadam will become the sole Chief Executive Officer (and will remain the non-executive Chairman of the Board of Directors) of the Surviving Corporation, and (ii) unless earlier terminated, the employment of Mr. Sullivan as the Chief Financial Officer of the Surviving Corporation will terminate and Mr. Thomas S. Olinger, the current Chief Financial Officer of AMB, will become the Chief Financial Officer of the Surviving Corporation.
AMB and ProLogis have made customary representations, warranties and covenants in the Merger Agreement. Each of AMB and ProLogis is required, among other things: (i) subject to certain exceptions, to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Mergers; (ii) not to solicit alternative business combination transactions; and (iii) subject to certain exceptions, not to engage in discussions or negotiations regarding any alternative business combination transactions. During such interim period, AMB and ProLogis have agreed to coordinate the record date and payment date of regular quarterly dividends for their stockholders so that, if the stockholders of one corporation receive any dividend for a quarter, the stockholders of the other corporation will also receive a dividend for such quarter at the same time. In addition, the Merger Agreement contains covenants that require each of AMB and ProLogis to call and hold special stockholder meetings and, subject to certain exceptions, require AMB’s Board of Directors to recommend to its stockholders the approval of the Topco Merger and ProLogis’ Board of Trustees to recommend to its shareholders the approval of the Mergers. Each of AMB and ProLogis is obligated to submit the Merger Agreement to its stockholders for approval, notwithstanding any potential change in recommendation by the AMB Board of Directors or the ProLogis Board of Trustees (as applicable).
Completion of the Mergers is subject to customary conditions, including, among others: (i) approval by the holders of a majority of the outstanding ProLogis Common Shares of the Mergers; (ii) approval by the holders of two-thirds of the outstanding shares of AMB Common Stock of the Topco Merger and approval by the holders of a majority of the outstanding shares of AMB Common Stock of certain amendments to AMB’s Bylaws; (iii) the authorization of the listing on the New York Stock Exchange of the applicable shares of AMB Common Stock, AMB Series R Preferred Stock and AMB Series S Preferred Stock to be issued or reserved for issuance in connection with the Mergers; (iv) the registration statement on Form S-4 used to register the applicable AMB Common Stock, AMB Series R Preferred Stock and AMB Series S Preferred Stock to be issued as consideration for the Mergers having been declared effective by the Securities and Exchange Commission; (v) the absence of any injunction or legal restraint prohibiting the consummation of the Mergers; (vi) the expiration or termination of any material regulatory waiting period and the receipt of any material regulatory approvals, in each case, required in connection with the consummation of the Mergers; (vii) delivery of customary opinions from counsel to AMB and counsel to ProLogis that the Topco Merger (in the case of AMB) or the Mergers (in the case of ProLogis) will qualify as a tax-free reorganization for federal income tax purposes; and (viii) delivery of customary opinions from counsel to AMB and counsel to ProLogis that AMB and ProLogis (as applicable) have been organized and operated, since such company’s formation, in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

The Merger Agreement also contains certain termination rights for both AMB and ProLogis, including if the Mergers are not consummated on or before September 30, 2011 and if the requisite approvals of either the stockholders of AMB or the shareholders of ProLogis are not obtained. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, including termination of the Merger Agreement by AMB or ProLogis as a result of an adverse change in the recommendation of the other party’s Board of Trustees or Board of Directors (as applicable), ProLogis may be required to pay to AMB a termination fee of $315,000,000, or AMB may be required to pay to ProLogis a termination fee of $210,000,000.
The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about AMB, ProLogis or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the others. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of AMB, ProLogis or any of their respective subsidiaries, affiliates or businesses.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
AMB and each of Messrs. Hamid R. Moghadam, Thomas S. Olinger, Guy F. Jaquier and Eugene F. Reilly have entered into letter agreements, each dated January 30, 2011 and conditioned upon and effective as of the consummation of the Mergers, that amend their existing Change in Control and Noncompetition Agreements (which we refer to as the “CIC Agreements”). The letter agreements confirm that the consummation of the Mergers constitute a “change in control,” as defined under the CIC Agreements and that each of the executive’s existing employment term under the CIC Agreement will, pursuant to the terms of the CIC Agreements, automatically extend for an additional twenty-four months following the consummation of the Mergers.
The letter agreements of Messrs. Jaquier and Reilly provide for the following: (i) the CIC Agreements will be amended to replace the existing “single-trigger” equity vesting with “double-trigger” equity vesting, such that equity awards held by each person will not vest as of the closing of the Mergers, but rather will vest only upon a termination without “cause,” resignation for “good reason” or death or “disability” (each as defined under the existing CIC Agreements), in each case during the two-year period following consummation of the Mergers, and (ii) in the event of a subsequent “change in control” that occurs within the twenty-four month period following the consummation of the Mergers, the term of the CIC Agreements will extend for an additional twenty-four months. Mr. Moghadam’s letter agreement provides the same terms as those of Messrs. Jaquier and Reilly and, in addition, further provides that he will (i) waive his right to resign for “good reason” solely on account of his being co-Chief Executive Officer of the Surviving Corporation with Mr. Walter C. Rakowich, the current Chief Executive Officer of Prologis, until the earlier of (a) Mr. Rakowich’s retirement or other termination of employment or (b) January 1, 2013 and (ii) become the sole Chief Executive Officer of the Surviving Corporation no later than January 1, 2013. Mr. Olinger’s letter agreement provides the same terms as those of Messrs. Jaquier and Reilly and, in addition, further provides that he will (i) waive his right to resign for “good reason” solely on account of his being Chief Integration Officer of the Surviving Corporation until the earlier of (a) Mr. William E. Sullivan’s retirement or other termination of employment or (b) January 1, 2013 and (ii) become the Chief Financial Officer of the Surviving Corporation no later than January 1, 2013.
On January 30, 2011, the AMB Board of Directors adopted the AMB 2011 Supplemental Non-Qualified Deferred Compensation Plan (the “New NQDC Plan”), conditioned upon and effective as of the consummation of the Mergers. The purpose of the New NQDC Plan is to provide the opportunity for participants in AMB’s existing 2002 and 2005 Non-Qualified Deferred Compensation Plans (the “Old NQDC Plans”) to continue to receive tax-deferred earnings with respect to the shares or cash withheld to pay taxes as a result of required, non-waivable, distributions from the Old NQDC Plans which will be triggered by the consummation of the Mergers. These grants would not make participants whole for taxes paid on the required distributions; only for the fact that those taxes will be paid earlier than both they and AMB anticipated when deferrals under the Old NQDC Plans were made.
Each participant in the Old NQDC Plans who remains employed following the consummation of the Mergers will receive a grant under the New NQDC Plan at that time equal in value to the taxes withheld on distributions paid upon consummation of the Mergers under the Old NQDC Plans. These grants will be in the form of Surviving Corporation stock units or cash credits, to match the form of each participant’s deemed investment under the Old NQDC Plans. Dividend equivalents on stock units held in the New NQDC Plan will be deemed reinvested in additional stock units or directed to other investments, at the participant’s election. Each stock unit will entitle the applicable participant to a distribution at a future date (selected by the participant in accordance with Section 409A of the Internal Revenue Code of 1986, as amended) of a number of shares of the Surviving Corporation’s stock equal to: (A) with respect to the stock units credited at closing, (i) the increase, if any, in the value of a share of Surviving Corporation stock after the closing, divided by (ii) the value of a share of Surviving Corporation stock on the distribution date, plus (B) the total number of stock units credited to such participant’s account in respect of dividend equivalents. If a participant is credited with a notional cash balance under the New NQDC Plan as of the consummation of the Mergers, the participant will receive the notional earnings (if any) on that cash balance at distribution.
Cautionary Statement Regarding Forward-Looking Statements
In addition to historical information, this document contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which ProLogis and AMB operate and beliefs of and assumptions made by ProLogis management and AMB management, involve uncertainties that could significantly affect the financial results of ProLogis or AMB or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving ProLogis and AMB, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-

looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, (viii) risks associated with achieving expected revenue synergies or cost savings, (ix) risks associated with the ability to consummate the merger and the timing of the closing of the merger, and (x) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by ProLogis and AMB from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q. Neither ProLogis nor AMB undertakes any duty to update any forward-looking statements appearing in this document.
Additional Information About the Proposed Transaction and Where to Find it:
In connection with the proposed transaction, AMB expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of ProLogis and AMB that also constitutes a prospectus of AMB. ProLogis and AMB also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by ProLogis and AMB with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by ProLogis with the SEC will be available free of charge on ProLogis’ website at www.prologis.com or by contacting ProLogis Investor Relations at +1-303-567-5690. Copies of the documents filed by AMB with the SEC will be available free of charge on AMB’s website at www.amb.com or by contacting AMB Investor Relations at +1-415-394-9000.
AMB and ProLogis and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about AMB’s executive officers and directors in AMB’s definitive proxy statement filed with the SEC on March 24, 2010. You can find information about ProLogis’ executive officers and directors in ProLogis’ definitive proxy statement filed with the SEC on March 30, 2010. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from AMB or ProLogis using the sources indicated above.
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.
2.1
Agreement and Plan of Merger, dated January 30, 2011, by and among AMB Property Corporation, AMB Property, L.P., ProLogis, Upper Pumpkin LLC, New Pumpkin Inc. and Pumpkin LLC (the schedules to the Merger Agreement have been omitted pursuant to 601(b)(2) of Regulation S-K).

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: February 1, 2011	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	Senior Vice President, General Counsel and Secretary

AMB Property, L.P. (Registrant)
	By:	AMB Property Corporation, Its general partner

Date: February 1, 2011	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
2.1
Agreement and Plan of Merger, dated January 30, 2011, by and among AMB Property Corporation, AMB Property, L.P., ProLogis, Upper Pumpkin LLC, New Pumpkin LLC, New Pumpkin Inc. and Pumpkin LLC (the schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).